                                                                                     MORGAN

& COMPANY

CHARTERED ACCOUNTANTS

February 8, 2005

United States Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC

20549  USA

Ladies and Gentlemen:

RE:  ACRONGENOMICS INC.

We were previously the principal accountants for Acrongenomics Inc. and, under the date of March 15, 2004, we reported on the consolidated balance sheets of the Company as at December 31, 2003 and 2002, and the consolidated statements of loss and deficit accumulated during the development stage, cash flows and stockholders’ equity for the years then ended.  We were dismissed as principal independent accountants of the Company effective January 21, 2005.

We have read the statements made by the Company included under Item 4.01 of its Current Report on Form 8-K, dated January 21, 2005, and we agree with such statements.

Yours truly,

“Morgan & Company”

Chartered Accountants

Tel: (604) 687-5841

           P.O. Box 10007 Pacific Centre

Fax: (604) 687-0075

Suite 1488 – 700 West Georgia Street

www.morgan-cas.com

Vancouver, B.C. V7Y 1A1